Exhibit 99.1

Eclipsys Releases Financial Results for the Quarter Ended June 30,
2003

    BOCA RATON, Fla.--(BUSINESS WIRE)--July 21, 2003--Eclipsys
Corporation(R) (Nasdaq:ECLP), The Outcomes Company(R), today released results for the quarter ended June 30, 2003.

    Second-quarter results

    Second-quarter 2003 revenues were $63.4 million compared to revenues of $54.3 million in Q2'02 and revenues of $56.8 million in Q1'03. Net loss for the quarter was $(11.0) million, compared to a net loss of $(3.0) million in the same period a year ago and a net loss of $(13.0) million in Q1'03. Basic net loss per share was $(0.24), compared to $(0.07) in Q2'02 and $(0.29) in Q1'03. This represents a sequential improvement of $0.05 over the preceding quarter.
    Operating cash flows were $(1.7) million, compared to $10.9 million in Q2'02 and $1.2 million in Q1'03. Cash and marketable securities were $170.8 million as of June 30, 2003, down from $181.3 million as of June 30, 2002 and down sequentially from $180.0 million as of March 31, 2003. Days sales outstanding (DSOs) were 68 as of June 30, 2003, a decrease of 27 days from June 30, 2002, and a decrease of 3 days from the preceding quarter. Deferred revenue (including current and long-term) was $87.3 million as of June 30, 2003, compared to $58.3 million as of June 30, 2002. Deferred revenue increased sequentially $1.4 million from $85.9 million as of March 31, 2003.
    "We are pleased with our progress," said Robert J. Colletti, senior vice president and chief financial officer. "We are particularly pleased with our growth in revenue and decrease in DSOs, as these metrics demonstrate the continued acceptance of our solutions in the marketplace. Our results are consistent with our expectations and reflect our ongoing investment in research and development, as well as the expansion of our sales and marketing organizations."

    Continued momentum

    "The market continues to respond favorably to our solutions, the changes we have effected in our operations and the investments we are making in the company," said Paul L. Ruflin, president and CEO. "Second-quarter 2003 was a very busy sales quarter for Eclipsys. We have closed more significant software deals in 2003 year-to-date than we had closed in all of 2002. Our pipeline of highly qualified opportunities remains strong and continues to strengthen."
    Ruflin added, "We are pleased with our financial results for the quarter. Our increase in revenue Q2'03 over Q1'03 is 11.6% and Q2'03 over Q2'02 is 16.8%. Our Q2'03 revenue is the highest-revenue quarter we have had for more than three years.
    "It is also great news that the third release of SunriseXA's advanced core clinical solution, released in December of 2002, went live at Rush-Copley Medical Center roughly two weeks ago," Ruflin continued. "SunriseXA is our native Web services-based fourth-generation core clinical system built on the Microsoft .NET Framework. This release which included EMR, orders, results and CDR was implemented at Rush in less than seven months. The system is live house-wide and currently being utilized by 600 users, including 100 physicians, for computerized physician order entry and results review. Rush expects to bring live clinical documentation by year end. This means that nurses and doctors will be relying on the system for not only order entry and results reporting, but the significant task of clinical documentation...making these important processes paperless."

    Investor teleconference July 22

    Eclipsys senior executives will discuss the results during an investor community teleconference scheduled for 9 a.m. Eastern time Tuesday, July 22. Persons interested in participating in the teleconference should call (888) 328-2936 within 10 minutes before the conference is slated to begin. For listen-only mode, participants can go to http://www.eclipsys.com about 10 minutes prior to the conference call to register and to download the necessary audio software. An audio replay will be available for approximately 48 hours beginning 11 a.m. Eastern time July 22 by visiting http://www.eclipsys.com.

    About Eclipsys

    Eclipsys is a leading provider of advanced clinical, financial and management information software and service solutions to more than 1,500 healthcare facilities. Eclipsys empowers healthcare organizations to improve patient safety, revenue cycle management and operational efficiency through innovative information solutions. For more information, see http://www.eclipsys.com or e-mail info@eclipsys.com.

    Statements in this news release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Eclipsys as of the date hereof and Eclipsys assumes no obligation to update any such forward-looking statements. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks include potential financial constraints and other factors faced by the healthcare industry, changing customer requirements and other risks described in the filings of Eclipsys with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended March 31, 2003. Eclipsys, Eclipsys Corporation and The Outcomes Company are registered trademarks and SunriseXA and the phrase "better healthcare through knowledge" are trademarks of Eclipsys Technologies Corporation. Other product and company names in this news release are trademarks or registered trademarks of their respective companies.



                         Eclipsys Corporation
                Consolidated Balance Sheets - Unaudited
               As of June 30, 2003 and December 31, 2002
                            (000's Omitted)

                                                June 30,  December 31,
                                                  2003        2002
                                                --------  -----------
                      Assets
 Current assets:
  Cash and cash equivalents                      $118,097    $183,500
  Marketable securities                            52,740           -
  Accounts receivable, net                         47,552      46,822
  Inventory                                           691         656
  Other current assets                             14,155      16,921
                                                 ---------   ---------
   Total current assets                           233,235     247,899

 Property and equipment, net                       28,583      26,800
 Capitalized software development costs, net       20,218      16,375
 Acquired technology, net                              75         267
 Goodwill                                             454         454
 Other assets                                      12,029       9,402
                                                 ---------   ---------
   Total assets                                  $294,594    $301,197
                                                 =========   =========

      Liabilities and Stockholders' Equity
 Current liabilities:
  Deferred revenue                                $84,009     $79,235
  Accrued compensation costs                       14,673      14,442
  Other current liabilities                        21,076      13,854
                                                ---------   ---------
   Total current liabilities                      119,758     107,531

 Deferred revenue                                   3,307         843
 Other long-term liabilities                          755         226

 Stockholders' equity:
  Common stock                                        455         451
  Additional paid-in-capital                      407,606     405,380
  Unearned stock compensation                        (908)     (1,021)
  Accumulated deficit                            (235,858)   (211,814)
  Accumulated other comprehensive income             (521)       (399)
                                                 ---------   ---------
   Total stockholders' equity                     170,774     192,597
                                                 ---------   ---------
 Total liabilities and stockholders' equity      $294,594    $301,197
                                                 =========   =========





                         Eclipsys Corporation
           Consolidated Statements of Operations - Unaudited
                            (000's Omitted)

                                                    Three Months Ended
                                                          June 30,
                                                      2003       2002
                                                      ----       ----
 Revenues:
  Systems and services                              $58,381  $51,732
  Hardware                                            5,005    2,520
                                                    -------  -------
   Total revenues                                    63,386   54,252
                                                    -------  -------
 Costs and expenses:
  Cost of systems and services revenues              33,900   28,424
  Cost of hardware revenues                           4,163    2,202
  Sales and marketing                                17,719   11,856
  Research and development                           13,535   11,216
  General and administrative                          3,420    2,724
  Depreciation and amortization                       2,500    2,043
                                                    -------  -------
   Total costs and expenses                          75,237   58,465
                                                    -------  -------

Loss from operations                                (11,851)  (4,213)
Interest income, net                                    831    1,166
                                                    -------  -------
Loss before income taxes                            (11,020)  (3,047)

Provision for income taxes                                -        -
                                                    -------  -------
Net loss                                           $(11,020) $(3,047)
                                                  =========  =======

Earnings per share:
Basic loss per share                                 $(0.24)  $(0.07)
                                                  ========= =========
Diluted loss per share                               $(0.24)  $(0.07)
                                                  ========= =========
Weighted average shares outstanding:
Basic                                                45,289   44,628
                                                  =========  ========
Diluted                                              45,289   44,628
                                                  =========  ========





                         Eclipsys Corporation
           Consolidated Statements of Operations - Unaudited
                            (000's Omitted)

                                                    Six Months Ended
                                                         June 30,
                                                     2003       2002
                                                   --------- ---------
 Revenues:
  Systems and services                              $112,078  $108,862
  Hardware                                             8,144     8,209
                                                    --------- --------
   Total revenues                                    120,222   117,071
                                                    --------- --------

Costs and expenses:
 Cost of systems and services revenues                66,704    56,155
 Cost of hardware revenues                             6,847     6,813
 Sales and marketing                                  34,274    23,205
 Research and development                             26,519    21,455
 General and administrative                            6,784     5,258
 Depreciation and amortization                         4,869     4,032
                                                    --------- --------
 Total costs and expenses                            145,997   116,918
                                                    --------- --------

 (Loss) income from operations                       (25,775)      153
 Interest income, net                                  1,731     2,275
                                                    --------- --------
 (Loss) income before income taxes                   (24,044)    2,428

 Provision for income taxes                                -       165
                                                    --------- --------
 Net (loss) income                                  $(24,044)   $2,263
                                                    ========= ========

 Earnings per share:
 Basic (loss) earnings per share                      $(0.53)    $0.05
                                                    ========= ========
 Diluted (loss) earnings per share                    $(0.53)    $0.05
                                                    ========= ========

 Weighted average shares outstanding:
 Basic                                                45,179    44,563
                                                    ========= ========
 Diluted                                              45,179    46,853
                                                    ========= ========


    CONTACT: Eclipsys Corporation, Boca Raton
             Media:
             Judy Barnett, 561/322-4351
             judy.barnett@eclipsys.com
             or
             Investors:
             Robert J. Colletti, 561/322-4650
             investor.relations@eclipsys.com